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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K/A

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported) September 11, 1998

                    THE TRACKER CORPORATION OF AMERICA, INC.
             (Exact Name of Registrant as Specified in its Chapter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                      0-24944                    86-0767918
                (Commission File Number)       (I.R.S. Employer
                                             Identification No.)



        180 Dundas Street West, #1505, Toronto, Ontario, CANADA M5G 1Z8
                    (Address of Principal Executive Offices)

                                 (416) 593-2604
              (Registrant's Telephone Number, Including Area Code)

        180 Dundas Street West, #1503, Toronto, Ontario, CANADA MSG 128
         (Former Name or Former Address, if Changed Since last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.   Changes in Registrant's Certifying Accountant

     On June 15, 1998, PricewaterhouseCoopers LLP, the Company's independent accountant, declined to stand for re-election as the Company's independent accountant for the fiscal year ended March 31, 1998. During the past two years, there were no reports on the financial statements of the Company issued by PricewaterhouseCoopers LLP that contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except that their reports on the financial statements as of and for each of the years ended March 31, 1997 and 1996 included an explanatory paragraph expressing substantial doubt as to the Company's ability to continue as a going concern.

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         The decision to change accountants was not recommended or approved by any committee of the Board of Directors, or by the Board of Directors. Additionally, in connection with its audits for the two most recent fiscal years, and through June 15, 1998, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years. The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 24, 1998, is filed as Exhibit 16 to this Form 8-K/A.

         On August 18, 1998, the company retained Hirsch, Silbertein & Subelsky, P.C. as the Company's certifying accountant to audit its financial statements at, and for the year ended, March 31, 1998.


Item 7.  Exhibits

         (c) Exhibits

             16.  Letter from PricewaterhouseCoopers LLP



                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date: September 24, 1998
                                       THE TRACKER CORPORATION OF AMERICA, INC.
                                       a Delaware corporation

                                       By: /s/ Bruce Lewis
                                           I. Bruce Lewis, Chairman